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                                                                     Exhibit 4.1

                                    AMENDMENT ("Amendment") dated as of May 22,
                              2001 between FIBERNET TELECOM GROUP, INC.
                              ("Company"), SIGNAL EQUITY PARTNERS, L.P.
                              (formerly known as Signal Capital Partners, L.P.), as the Majority in Interest of the Purchasers ("Signal"), NORTEL NETWORKS INC. ("Nortel") and CONCORDIA TELECOM MANAGEMENT, L.L.C. ("Concordia"), to the Amended and Restated Stockholders Agreement dated as of January 31, 2001 ("Stockholders Agreement") by and among the Company and the Stockholders (as defined in the Stockholders Agreement) listed therein ("Stockholders"), as amended.


     WHEREAS, pursuant to Section 17 of the Stockholders Agreement, the Company, Signal, as the Majority in Interest, Nortel and Concordia have the right to modify the Stockholders Agreement; and

     WHEREAS, the Company and Signal, as the Majority in Interest, Nortel and Concordia wish to amend the Stockholders Agreement.

     NOW, THEREFORE, the parties agree as follows:

     Section 1.  Definitions.  Capitalized terms used and not otherwise defined
                 -----------
herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

     Section 2.  Agreement to Amend.  Pursuant to Section 17 of the Stockholders
                 ------------------
Agreement, the Company, Signal, Nortel and Concordia hereby agree to amend the Stockholders Agreement as provided herein.

     Section 3.  Amendment.
                 ---------

          (a) Section 1 is hereby amended to add the following definitions:

               "Managing Underwriter" shall mean the managing underwriter(s) of a Qualified Public Offering.

               "Underwriter Lock-Up Agreement" shall mean a lock-up agreement entered into by a Stockholder at the request of the Company or Managing Underwriter.

          (b) Section 2(b) is hereby deleted in its entirety.
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     Section 4.  Governing Law.  This Amendment shall be governed by and
                 -------------
construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws).

     Section 5.  Successors and Assigns.  This Amendment shall bind and inure to
                 ----------------------
the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

     Section 6.  Headings.  The headings of this Amendment have been inserted
                 --------
for convenience of reference only and shall not be deemed to be a part of this Amendment.

     Section 7.  Entire Agreement.  This Amendment and the other writings
                 ----------------
referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

     Section 8.  Counterparts.  This Amendment may be executed in any number of
                 ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.




                                   * * * * *
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.



                                FIBERNET TELECOM GROUP, INC.


                                By: /s/ Michael S. Liss
                                    ----------------------------
                                    Name: Michael S. Liss
                                    Title: President and Chief Executive Officer



                                SIGNAL EQUITY PARTNERS, L.P.

                                By: Signal Equity Advisors, L.P.
                                Its: General Partner

                                By: Signal Equity Advisors, Inc.
                                Its: General Partner


                                By: /s/ Timothy P. Bradley
                                    ----------------------------
                                    Name: Timothy P. Bradley
                                    Title: President



                                NORTEL NETWORKS INC.


                                By: /s/ Paul D. Day
                                    ----------------------------
                                    Name: Paul D. Day
                                    Title: VP, Customer Finance



                                CONCORDIA TELECOM MANAGEMENT, L.L.C.


                                By: /s/ Michael S. Liss
                                    ----------------------------
                                    Name: Michael S. Liss
                                    Title: Sole Member